BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

05/10/2021

Work Order Item Number:	W2021051001105-1320317
Filing Number:	20211447395
Filing Type:	Articles of Incorporation-For-Profit
Filing Date/Time:	5/10/2021 10:24:00 AM
Filing Page(s):	5

Indexed Entity Information:

Entity ID: E14473962021-7

Entity Name: Legend Spices, Inc.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
VCORP SERVICES, LLC
701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E14473962021-7
Barbara K. Cegavske	Filing Number 20211447395
Secretary of State State Of Nevada	Filed On 5/10/2021 10:24:00 AM
	Number of Pages 5

ABOVE SPACE IS FOR OFFICE USE ONLY

Formation - Profit Corporation

☒ NRS 78 - Articles of Incorporation Domestic Corporation ☐ NRS 80 - Foreign Corporation ☐ NRS 89 - Articles of Incorporation Professional Corporation

☐ 78A Formation - Close Corporation

(Name of Close Corporation MUST appear in the below heading)

Articles of Formation of ______________________ **a close corporation (NRS 78A)**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)

Legend Spices, Inc.

2. Registered Agent for Service of Process: (Check only one box)

☒ Commercial Registered Agent:(name only below) ☐ Noncommercial Registered Agent (name and address below) ☐ Office or Position with Entity (title and address below)

Vcorp Services LLC
Name of Registered Agent **OR** Title of Office or Position with Entity

Street Address	City	Nevada	Zip Code
Mailing Address (if different from street address)	City	Nevada	Zip Code

2a. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X [signature] Date: 05/07/2021
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)

This corporation is a close corporation operating with a board of directors ☐ Yes **OR** ☒ No

4. Names and Addresses of the Board of Directors/ Trustees or Stockholders

(NRS 78: Board of Directors/ Trustees is required.

NRS 78a: Required if the Close Corporation is governed by a board of directors.

NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)

#	Name	Country	Street Address	City	State	Zip/Postal Code
1)	Khachatur Mkrtchyan	Armenia	14 Kajaznuni St., # 70	Yerevan		0070
2)						
3)						

5. Jurisdiction of Incorporation: (NRS 80 only)

5a. Jurisdiction of incorporation:

5b. I declare this entity is in good standing in the jurisdiction of its incorporation. ☐

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - Profit Corporation

Continued, Page 2

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	By selecting "Yes" you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. **Yes** ☐
7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	The Corporation shall have and may exercise all powers and rights which a corporation may exercise legally pursuant to the Nevada Business Corporation Act.
8. Authorized Shares: (Number of shares corporation is authorized to issue)	Number of Authorized shares with Par value: ___ Par value: ___ Number of Common shares with Par value: 500,000,000 Par value: $ 0.0001000000 Number of Preferred shares with Par value: 50,000,000 Par value: $ 0.0001000000 Number of shares with no par value: 0 If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.
9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. **Name, Address and Signature of** the **Incorporator** for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Name: Khachatur Mkrtchyan Country: Armenia Address: 14 Kajaznuni St, #70 City: Yerevan State: Zip/Postal Code: 0070 X DocuSigned by: [signature] 9DE06BEB1012416... (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

See attached Continuation of Articles of Incorporation.

CONTINUATION OF ARTICLES OF INCORPORATION OF
Legend Spices, Inc., a Nevada Corporation

ARTICLE FOUR. DIRECTORS. Section 4.01. Board of Directors. The Board of Directors shall consist of not less than one (1) and not more than five (5) members.

Section 4.02. Change in Number of Directors. The number of Directors may be increased or decreased by a duly adopted amendment to the Bylaws of the Corporation.

ARTICLE EIGHT. SHARES OF STOCK. Section 8.01. Number of Shares and Classes. The Corporation shall have two classes of stock. One class shall be Common Stock, par value $0.0001, of which 500,000,000 shares shall be authorized. The holders of the Common Stock are entitled to one vote per share and are entitled to receive the net assets of the Corporation upon dissolution. The second class shall be Preferred Stock, par value $0.0001, of which 50,000,000 shares shall be authorized. The board of directors may divide the Preferred Stock into any number of series. The board shall fix the designation and number of shares of each such series. The board may determine and alter the rights, preferences, privileges, and restrictions granted to and imposed upon any wholly unissued series of the Preferred Stock. The board of directors (within the limits and restrictions of any resolution adopted by it, originally fixing the number of shares of any series) may increase or decrease the number of shares of any such series after the issue of shares of that series, but not below the number of then outstanding shares of such series.

ARTICLE TEN. DIRECTORS' AND OFFICERS' LIABILITY. No director or officer shall be liable to the Corporation or any shareholder for damages for breach of fiduciary duty as a director or officer, except for any matter in respect of which such director or officer: (a) shall be liable under Section 78.300 of the Nevada Business Corporation Act or any amendment thereto or successor provision thereto; or (b) shall have acted or failed to act in a manner involving intentional misconduct, fraud, or a knowing violation of law. Neither the amendment nor repeal of this Article, nor the adoption of any provision in the Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring prior to such amendment, repeal, or adoption of an inconsistent provision. This Article shall apply to the full extent now permitted by Nevada law or as may be permitted in the future by changes or enactments in Nevada law, including without limitation Section 78.300 and/or the Nevada Business Corporation Act.

ARTICLE ELEVEN. INDEMNITY. Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys' fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or

criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article. Without limiting the application of the foregoing, the Stockholders or Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE TWELVE. AMENDMENTS. This Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its Bylaws, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation or said Bylaws, and all rights conferred upon the Stockholders are granted subject to this reservation.

ARTICLE THIRTEEN. POWERS OF DIRECTORS. In furtherance and not in limitation of the powers conferred by statute the Board of Directors is expressly authorized: (1) Subject to the Bylaws, if any, adopted by the Stockholders, to make, alter, or repeal the Bylaws of the Corporation; (2) To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real and personal property of the Corporation; (3) To authorize the guaranty by the Corporation of securities, evidences of indebtedness, and obligations of other persons, corporations, and business entities; (4) To set apart out of any of the funds of the Corporation available for distributions a reserve or reserves for any proper purpose and to abolish any such reserve; (5) By resolution, to designate one or more committees, each committee to consist of at least one Director of the Corporation, which to the extent provided in the resolution or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors; and (6) To authorize the Corporation by its Officers or agents to exercise all such powers and to do all such acts and things as may be exercised or done by the Corporation, except and to the extent that any such statute shall require action by the Stockholders of the Corporation with regard to the exercising of any such power or the doing of any such act or thing. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the

Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, except as otherwise provided herein and by law.

ARTICLE FOURTEEN. TRANSACTIONS WITH INTERESTED DIRECTORS OR OFFICERS. No contract or other transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any corporation, firm or association in which one or more of its directors or officers are directors or officers or are financially interested, shall be either void or voidable solely because of such relationship or interest or solely because such director or officer is present at the meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose, if:

(i) The fact of such relationship or interest is disclosed or known to the board of directors or committee and noted in the minutes, and the board or committee authorizes, approves, or ratifies the contract or transaction in good faith by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

(ii) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction in good faith by a majority vote or written consent. The votes of the common or interested directors or officers must be counted in any such vote of stockholders; or

(iii) The fact of such relationship or interest is not disclosed or known to the director or officer at the time the transaction is brought before the board of directors of the corporation for action; or

(iv) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized or approved.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction, and if the votes of the common or interested directors are not counted at the meeting, then a majority of the disinterested directors may authorize, approve, or ratify the contract or transaction.

ARTICLE FIFTEEN. OPT OUT PROVISIONS. This Corporation hereby elects not to be governed by, and to otherwise opt out of, the provisions of Sections 78.378 to 78.3793, inclusive, of the Nevada Revised Statutes, relating to any acquisition of a controlling interest in the Corporation. This Corporation hereby elects not to be governed by, and to otherwise opt out of, the provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, relating to combinations with interested stockholders.

SECRETARY OF STATE

STATE OF NEVADA

DOMESTIC CORPORATION (78) CHARTER

I, BARBARA K. CEGAVSKE, the duly qualified and elected Nevada Secretary of State, do hereby certify that **Legend Spices, Inc.** did, on 05/10/2021, file in this office the original ARTICLES OF INCORPORATION-FOR-PROFIT that said document is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said document contains all the provisions required by the law of the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 05/10/2021.

BARBARA K. CEGAVSKE
Secretary of State

Certificate
Number: B202105101659697
You may verify this certificate online at http://www.nvsos.gov